Exhibit 99.2

NEWS RELEASE For Immediate Release	220 Liberty Street Warsaw, NY 14569

Financial Institutions, Inc. Announces Agreement to Acquire Courier Capital, a Leading Western New York Investment Management Firm

Acquisition Provides Platform to Support Future Growth in Wealth Management

WARSAW, N.Y. – November 30, 2015 – Financial Institutions, Inc. (the “Company”) (NASDAQ: FISI), the parent company of Five Star Bank and Scott Danahy Naylon Insurance, announced today that it has entered into a definitive agreement to acquire Courier Capital, a leading SEC-registered investment advisory and wealth management firm based in western New York, with operations in Buffalo and Jamestown. The acquisition is structured as a merger, with $9 million (approximately 90% payable in FISI common stock) payable at closing (subject to certain adjustments), with additional contingent consideration (also payable primarily in FISI common stock) expected between $2.3 to $5.0 million and related post-closing payments based on Courier’s achievement of certain growth objectives during the three year period following the closing. The acquisition is expected to be breakeven to moderately accretive to the earnings of Financial Institutions, Inc. in 2016.

Courier Capital offers customized investment management, investment consulting and retirement plan services to over 1,100 individuals, businesses and institutions. Courier Capital has more than $1.2 billion in assets under management and is an advisor to an additional $335 million of assets.

Courier was named to the Financial Times 300 Top Registered Investment Advisers list* in each of the past two years since the ranking was established. The Financial Times, a globally recognized leader in financial and investment media, launched its inaugural Financial Times 300 list to recognize the top registered investment adviser firms across the US. The rankings are based on a firm’s assets under management, asset growth rate, years in existence, compliance record, industry certifications, and online accessibility.

“This transaction continues our implementation of strategic initiatives designed to diversify our revenue beyond interest income and create value for our shareholders. We welcome the entire Courier Capital team, and its premier base of clients, to the Financial Institutions, Inc. family,” stated Martin K. Birmingham, president and chief executive officer of Financial Institutions, Inc.

Mr. Birmingham continued, “This is the second key acquisition in as many years as part of our strategic growth plan. This growth plan centers on the efficient deployment of capital and the diversification of our operations to better capitalize on market opportunities in the largest metropolitan areas of western New York. The Courier Capital acquisition is an integral component in the expansion of our business lines, increasing our fee-based revenues and noninterest income, broadening our customer base, and providing increased value to our customers.

“The acquisition also is representative of how the regional financial services landscape has been evolving with, we believe, Financial Institutions, Inc. at the forefront. With this trend in consolidation among all financial services industry constituents expected to continue for the foreseeable future, we are well positioned to offer our current and prospective customers a more comprehensive and improved experience delivered by a strong and growing local company.”

“We are very pleased to be joining the Financial Institutions family,” said Bruce Kaz, president of Courier Capital. “The impeccable reputation and integrity of Financial Institutions serves as a complement to the brand that has been built by Courier Capital, now in its third generation of owners/operators. In an increasingly complex and competitive market for financial services, we believe the needs of our clients as well as those of Five Star Bank and Scott Danahy Naylon Insurance are best served by the combination of our operational disciplines. Our conviction is evidenced by our management team becoming stakeholders in Financial Institutions, Inc., and our entire staff joining the growing Financial Institutions family.”

The transaction is subject to typical conditions to closing, and is expected to be completed in January of 2016. Upon closing of the acquisition, Courier will operate as a subsidiary of Financial Institutions, Inc. and an affiliate of Five Star Bank and Scott Danahy Naylon. Courier will serve as the Company’s platform for continued growth of the wealth management business, and further strengthens its position as a leading diversified financial services provider in western New York.

About Financial Institutions, Inc.

Financial Institutions, Inc. (the “Company”) provides diversified financial services through its subsidiaries, Five Star Bank and Scott Danahy Naylon. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Financial Institutions, Inc. and its subsidiaries employ approximately 650 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

About Courier Capital

Since 1967, Courier Capital has been a Western New York provider of choice for customized investment management, investment consulting and retirement plan services. Clients include individuals, businesses, institutions, foundations, and retirement plans. The firm is dedicated to providing the broadest independent and objective investment solutions available. Courier’s team of highly skilled professionals continues the tradition of comprehensive research, highly personalized service, and a dedication to providing clients with the best experience possible. Additional information is available at www.couriercapital.com.

*The Financial Times Top 300 is an independent listing produced by the Financial Times. The list was compiled using information prepared and submitted by the advisors, regulatory disclosures, and the FT’s research. The ranking is based on a firm’s assets under management, asset growth rate, years in existence, compliance record, industry certifications, and online accessibility. A more thorough disclosure of the criteria used in making these rankings is available upon written request to the advisor. Neither the RIA firms nor their employees pay a fee to Financial Times in exchange for inclusion in the FT 300. Third-party rankings from Financial Times and other publications are no guarantee of future investment success. Working with a highly-ranked advisor does not ensure that a client or prospective client will experience a higher level of performance or results. These rankings should not be construed as an endorsement of the advisor by any client.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: Courier’s financial results after the acquisition being significantly different than its historical results or the Company’s internal projections; Courier’s historical financial results being inaccurate or materially different once prepared in accordance with GAAP; changes in interest rates; changes in accounting principles, policies, or guidelines; changes in the Company’s dividend policy; significant changes in the economic scenario: significant changes in regulatory requirements; unforeseen difficulties in integrating Courier with the Company; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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For additional information:
Investors: Kevin B. Klotzbach	Jordan Darrow
Executive VP, Chief Financial Officer & Treasurer	Darrow Associates
Phone: 585.786.1130	Phone: 631.367.1866
Email: KBKlotzbach@five-starbank.com	Email: jdarrow@darrowir.com

News Media:

McDougall Communications

Phone: 585.313.3683

Email: brankin@mcdougallpr.com